Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 9, 2023

STICHTING AESCAP LIFE SCIENCES

BY: PRIVIUM FUND MANAGEMENT B.V., ITS FUND MANAGER

By:	/s/ Patrick Johan Hendrik Krol
Name:	P.J.H. Krol
Title:	Portfolio Manager

STICHTING AESCAP GENETICS

BY: PRIVIUM FUND MANAGEMENT B.V., ITS FUND MANAGER

By:	/s/ Patrick Johan Hendrik Krol
Name:	P.J.H. Krol
Title:	Portfolio Manager

PRIVIUM FUND MANAGEMENT B.V.

By:	/s/ Patrick Johan Hendrik Krol
Name:	P.J.H. Krol
Title:	Portfolio Manager

INSPIRATIONAL VISIONS B.V.

By:	/s/ Patrick Johan Hendrik Krol
Name:	P.J.H. Krol
Title:	Managing Director

PATRICK JOHAN HENDRIK KROL

/s/ Patrick Johan Hendrik Krol

Dated: February 9, 2023